Bandwidth Announces First Quarter 2026 Financial Results
Record quarterly revenue of $209 million, up 20% year-over-year, and Adjusted EBITDA of $26 million, up 17% year-over-year; raising full-year 2026 outlook
AI-driven platform adoption accelerating usage and value capture
Strong large enterprise momentum, including $1M+ wins and selection by Salesforce for Agentforce Contact Center
Strengthened balance sheet through disciplined capital allocation, including debt retirement and share repurchases

April 30, 2026

Conference Call
Bandwidth will host a conference call to discuss financial results for the first quarter ended March 31, 2026 on April 30, 2026. Details can be found below and on the investor section of its website at https://investors.bandwidth.com where a replay will also be available shortly following the call.

Raleigh, N.C. - Bandwidth Inc. (NASDAQ: BAND), a leading global enterprise cloud communications company, today announced financial results for the first quarter ended March 31, 2026.
“Bandwidth entered 2026 with historic momentum. In the first quarter, we exceeded the top end of guidance ranges with record revenue of $209 million, up 20 percent year-over-year, and record first-quarter Adjusted EBITDA of $26 million,” said David Morken, Bandwidth’s Cofounder, Chief Executive Officer, and Chairman. “These results show our structural advantage as the mission-critical foundation for the AI-driven enterprise. Customers are deploying voice AI into production on our platform, as evidenced by our selection as Salesforce’s critical infrastructure partner for Agentforce Contact Center, alongside strong momentum with million-dollar-plus deals in financial services and continued growth in high-volume messaging. Based on this momentum, we are raising our full-year outlook for both revenue and Adjusted EBITDA.”

First Quarter 2026 Financial Highlights
The following table summarizes the condensed consolidated financial highlights for the three months ended March 31, 2026 and 2025 ($ in millions, except per share amounts).

Conference Call Details
April 30, 2026
8:00 am ET
Domestic dial-in:
844-481-2707
International dial-in:
412-317-0663

Replay information
An audio replay of this conference call will be available through May 7, 2026 by dialing 855-669-9658 or
412-317-0088 for international callers, and entering passcode 9573448.

Investor Contact
Ankit Hira
Solebury Strategic Communications for Bandwidth
ir@bandwidth.com
	Three months ended March 31,
	2026	2025
Revenue	$209	$174
Gross Margin	37%	41%
Non-GAAP Gross Margin (1)	59%	59%
Net income (loss)	$4	$(4)
Non-GAAP net income (1)	$13	$11
Net income (loss) per share, basic	$0.13	$(0.13)
Net loss per share, diluted	$(0.08)	$(0.13)
Non-GAAP net income per Non-GAAP share (1)	$0.38	$0.36
Adjusted EBITDA (1)	$26	$22
Net cash provided by (used in) operating activities	$9	$(3)
Free cash flow (1)	$(1)	$(13)

(1) Additional information regarding the Non-GAAP financial measures discussed in this release, including an explanation of these measures and how each is calculated, is included below under the heading “Non-GAAP Financial Measures.” A reconciliation of GAAP to Non-GAAP financial measures has also been provided in the financial tables included below.

“We delivered better-than-expected performance across our key financial metrics in the first quarter, while deleveraging our balance sheet and reducing dilution through share repurchases,” said Daryl Raiford, Bandwidth’s Chief Financial Officer. “These results reflect the strength of our business model, the operating leverage of our cloud communications platform and the depth of our competitive moat as we capitalize on the AI opportunity. With strong demand across Voice and Messaging, increasing software contribution, and improving net retention and average annual revenue per customer, we are raising our full-year guidance.”

First Quarter Customer Highlights
•Salesforce selected Bandwidth as its critical infrastructure partner to power voice and messaging for its groundbreaking new Agentforce Contact Center platform, embedding our Communications Cloud and MaestroTM orchestration directly into governed AI-driven workflows for intelligent customer engagement at scale.
•A leading U.S. consumer financial services company with over 70 million active accounts selected Bandwidth to replace its legacy telecom provider and migrate its contact center to the cloud, leveraging our Maestro integration with Genesys and our ultra-reliable Call Assure toll-free voice solution to enable its transition to AI-driven customer experiences.
•One of the largest mutual life insurers in the world chose Bandwidth to replace a long-standing legacy carrier for its comprehensive customer experience transformation, deploying our Maestro platform with Genesys, Call Assure toll-free voice, and Trust Services including Call Verification and Number Reputation Management–reinvesting cost savings into AI-driven customer engagement initiatives.
•A high-volume messaging customer supporting major consumer brands in retail and restaurant verticals switched to Bandwidth for superior delivery performance and scalability, managing tens of millions of messages per month across short code, 10DLC, and toll-free channels as it expands AI-powered campaigns and customer interactions.
•Continued strong momentum from a growing ecosystem of third-party AI application developers building vertical agentic solutions on our platform across industries such as hospitality, healthcare, home services, and customer support.
Financial Outlook
Bandwidth is providing guidance for its second quarter and full year 2026 as follows (in millions, except per share amounts) based on current indications for its business, which are subject to change.

	2Q 2026 Guidance	Full Year 2026 Guidance
Revenue	$214 - $220	$880 - $900
Adjusted EBITDA	$24 - $27	$119 - $125
Non-GAAP earnings per share (1)	$0.35 - $0.37	$1.77 - $1.83
(1) Assumes weighted average diluted share count of approximately 34.7 million in 2Q 2026 and weighted average diluted share count of approximately 35.3 million in full year 2026.

Bandwidth has not reconciled its second quarter and full year 2026 guidance related to (i) Adjusted EBITDA to GAAP net income or loss, (ii) non-GAAP net earnings or loss to GAAP net earnings or loss or (iii) non-GAAP earnings or loss per share to GAAP earnings or loss per share, because stock-based compensation cannot be reasonably calculated or predicted at this time. Accordingly, a reconciliation is not available without unreasonable effort.
Upcoming Investor Conferences
•Needham Technology, Media, and Consumer Conference in New York, NY. Fireside chat with David Morken, CEO and Daryl Raiford, CFO on Wednesday, May 13, 2026 at 2:15 PM Eastern Time.
•B. Riley Securities Institutional Investor Conference in Marina Del Rey, CA. Hosted by David Morken, CEO and John Bell, CPO on Wednesday, May 20, 2026.
•Jefferies Software, Internet, and AI Conference in Newport Coast, CA. Hosted by John Bell, CPO on Wednesday, May 27, 2026.

About Bandwidth Inc.
Bandwidth (NASDAQ: BAND) is a global cloud communications software company that helps enterprises deliver exceptional experiences through voice calling, text messaging and emergency services. Our solutions and our Communications Cloud, covering 65+ countries and over 90 percent of global GDP, are trusted by all the leaders in unified communications and cloud contact centers–including Amazon Web Services (AWS), Cisco, Google, Microsoft, RingCentral, Zoom, Genesys and Five9–as well as Global 2000 enterprises and SaaS builders like Docusign, Uber and Yosi Health. As a founder of the cloud communications revolution, we are the first and only global Communications Platform-as-a-Service (CPaaS) to offer a unique combination of composable APIs, AI capabilities, owner-operated network and broad regulatory experience. Our award-winning support teams help businesses around the world solve complex communications challenges to reach anyone, anywhere.
Forward-Looking Statements
This press release includes forward-looking statements. All statements contained in this press release other than statements of historical facts, including, without limitation, future financial and business performance for the quarter ending June 30, 2026 and year ending December 31, 2026, the success of our product offerings and our platform, and the value proposition of our products, are forward-looking statements. The words “anticipate,” “assume,” “believe,” “continue,” “estimate,” “expect,” “intend,” “guide,” “may,” “will” and similar expressions and their negatives are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks and uncertainties, including, without limitation, risks related to our rapid growth and ability to sustain our revenue growth rate, competition in the markets in which we operate, market growth, our ability to innovate and manage our growth, our ability to successfully leverage the use of artificial intelligence in our business operations and in our service offerings, our ability to expand effectively into new markets, macroeconomic conditions both in the U.S. and globally, legal, reputational and financial risks which may result from ever-evolving cybersecurity threats, our ability to operate in compliance with applicable laws, as well as other risks and uncertainties set forth in the “Risk Factors” section of our latest Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) and any subsequent reports that we file with the SEC. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, we cannot guarantee future results, levels of activity, performance, achievements or events and circumstances reflected in the forward-looking statements will occur. We are under no obligation to update any of these forward-looking statements after the date of this press release to conform these statements to actual results or revised expectations, except as required by law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this press release.
Non-GAAP Financial Measures
To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP, we provide investors with certain Non-GAAP financial measures and other business metrics, which we believe are helpful to our investors. We use these Non-GAAP financial measures and other business metrics for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. We believe that these Non-GAAP financial measures and other business metrics provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making.
The presentation of Non-GAAP financial information and other business metrics is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. While our Non-GAAP financial measures and other business metrics are an important tool for financial and operational decision-making and for evaluating our own operating results over different periods of time, we urge investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

We define Non-GAAP gross profit as gross profit after adding back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation. We add back depreciation, amortization of acquired intangible assets related to acquisitions and stock-based compensation because they are non-cash items. We eliminate the impact of these non-cash items, because we do not consider them indicative of our core operating performance. Their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross margin, as adjusted to remove the impact of these non-cash expenses, is helpful to investors in assessing our gross profit and gross margin performance in a way that is similar to how management assesses our performance. We calculate Non-GAAP gross margin by dividing Non-GAAP gross profit by cloud communications revenue, which is revenue less pass-through messaging surcharges.
We define Non-GAAP net income (loss) as net income or loss adjusted for certain items affecting period to period comparability. Non-GAAP net income (loss) excludes stock-based compensation, amortization of acquired intangible assets related to acquisitions, amortization of debt discount and issuance costs for convertible debt, acquisition related expenses, impairment charges of intangibles assets, net cost associated with early lease terminations and leases without economic benefit, (gain) loss on sale of business, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, non-recurring items not indicative of ongoing operations and other, and estimated tax impact of above adjustments, net of valuation allowances.
We define Adjusted EBITDA as net income or losses from continuing operations, adjusted to reflect the addition or elimination of certain statement of operations items including, but not limited to: income tax (benefit) provision, interest (income) expense, net, depreciation and amortization expense, acquisition related expenses, stock-based compensation expense, impairment of intangible assets, (gain) loss on sale of business, net cost associated with early lease terminations and leases without economic benefit, net (gain) loss on extinguishment of debt, gain on business interruption insurance recoveries, and non-recurring items not indicative of ongoing operations and other. We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, generate future operating plans, and make strategic decisions regarding the allocation of capital. In particular, we believe that the exclusion of certain items in calculating Adjusted EBITDA can produce a useful measure for period-to-period comparisons of our business.
We define free cash flow as net cash provided by or used in operating activities less net cash used in the acquisition of property, plant and equipment and capitalized development costs for software for internal use. We believe free cash flow is a useful indicator of liquidity and provides information to management and investors about the amount of cash generated from our core operations that can be used for investing in our business. Free cash flow has certain limitations in that it does not represent the total increase or decrease in the cash balance for the period, it does not take into consideration investment in long-term securities, nor does it represent the residual cash flows available for discretionary expenditures. Therefore, it is important to evaluate free cash flow along with our condensed consolidated statements of cash flows.
We believe that these Non-GAAP financial measures provide useful information about our operating results, enhance the overall understanding of past financial performance and future prospects and allow for greater transparency with respect to metrics used by our management in its financial and operational decision-making. While a reconciliation of Non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis as a result of the uncertainty regarding, and the potential variability of, many of these costs and expenses that we may incur in the future, we have provided a reconciliation of Non-GAAP financial measures and other business metrics to the nearest comparable GAAP measures in the accompanying financial statement tables included in this press release.

BANDWIDTH INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts)
(Unaudited)

	Three months ended March 31,
	2026	2025
Revenue	$208,784	$174,241
Cost of revenue	130,870	102,729
Gross profit	77,914	71,512
Operating expenses
Research and development	38,466	30,632
Sales and marketing	24,627	26,456
General and administrative	19,442	19,111
Total operating expenses	82,535	76,199
Operating loss	(4,621)	(4,687)
Other income, net	7,213	877
Income (loss) before income taxes	2,592	(3,810)
Income tax benefit	1,526	70
Net income (loss)	$4,118	$(3,740)

Net income (loss) per share
Basic	$0.13	$(0.13)
Diluted	$(0.08)	$(0.13)

Numerator used to compute net income (loss) per share:
Basic	$4,118	$(3,740)
Diluted	$(2,579)	$(3,740)

Weighted average number of common shares outstanding:
Basic	31,681,879	28,982,432
Diluted	32,957,834	28,982,432

BANDWIDTH INC.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of March 31,	As of December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$47,283	$102,788
Marketable securities	2,990	8,476
Accounts receivable, net of allowance	101,170	91,409
Deferred costs	4,558	4,830
Prepaid expenses and other current assets	15,883	11,557
Total current assets	171,884	219,060
Property, plant and equipment, net	172,157	174,251
Operating right-of-use asset, net	152,126	152,950
Intangible assets, net	128,830	138,742
Deferred costs, non-current	2,609	3,098
Other long-term assets	7,896	7,754
Goodwill	348,694	356,772
Total assets	$984,196	$1,052,627
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$31,694	$42,600
Accrued expenses and other current liabilities	87,381	91,151
Current portion of deferred revenue	8,815	8,742
Operating lease liability, current	4,130	3,947
Current portion of convertible senior notes	—	7,627
Line of credit, current portion	50,500	—
Total current liabilities	182,520	154,067
Other liabilities	1,625	555
Operating lease liability, net of current portion	219,892	221,019
Deferred revenue, net of current portion	3,950	4,972
Deferred tax liability	21,839	24,479
Convertible senior notes	148,699	247,562
Total liabilities	578,525	652,654
Stockholders’ equity:
Class A and Class B common stock	32	31
Treasury common stock	(5,009)	—
Additional paid-in capital	503,269	485,836
Accumulated deficit	(80,208)	(84,326)
Accumulated other comprehensive loss	(12,413)	(1,568)
Total stockholders’ equity	405,671	399,973
Total liabilities and stockholders’ equity	$984,196	$1,052,627

BANDWIDTH INC.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three months ended March 31,
	2026	2025
Cash flows from operating activities
Net income (loss)	$4,118	$(3,740)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	17,387	12,503
Non-cash reduction to the right-of-use asset	788	753
Amortization of debt discount and issuance costs	310	365
Stock-based compensation	12,990	13,575
Deferred taxes and other	(2,019)	(1,776)
Net gain on extinguishment of debt	(7,283)	(1,082)
Changes in operating assets and liabilities:
Accounts receivable, net of allowance	(9,991)	(253)
Prepaid expenses and other assets	(4,004)	(5,366)
Accounts payable	(9,245)	(10,932)
Accrued expenses and other liabilities	6,625	(8,072)
Operating right-of-use liability	(908)	942
Net cash provided by (used in) operating activities	8,768	(3,083)
Cash flows from investing activities
Purchase of property, plant and equipment	(7,092)	(7,368)
Capitalized software development costs	(2,258)	(2,844)
Purchase of marketable securities	(1,979)	(4,717)
Proceeds from sales and maturities of marketable securities	7,467	987
Proceeds from sale of business	—	103
Net cash used in investing activities	(3,862)	(13,839)
Cash flows from financing activities
Borrowings on line of credit	84,000	15,000
Repayments on line of credit	(33,500)	(15,000)
Net cash paid for debt extinguishment	(99,621)	(26,120)
Repurchase of Class A common stock	(5,009)	—
Value of equity awards withheld for tax liabilities and other	(5,627)	(2,913)
Net cash used in financing activities	(59,757)	(29,033)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(840)	(124)
Net decrease in cash, cash equivalents, and restricted cash	(55,691)	(46,079)
Cash, cash equivalents, and restricted cash, beginning of period	103,160	82,234
Cash, cash equivalents, and restricted cash, end of period	$47,469	$36,155

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Gross Profit and Non-GAAP Gross Margin

	Three months ended March 31,
	2026	2025
Gross Profit	$77,914	$71,512
Gross Profit Margin %	37%	41%
Depreciation	5,826	4,678
Amortization of acquired intangible assets	5,074	1,897
Stock-based compensation	465	525
Non-GAAP Gross Profit	$89,279	$78,612
Non-GAAP Gross Margin % (1)	59%	59%
________________________
(1) Calculated by dividing Non-GAAP gross profit by cloud communications revenue of $150 million and $133 million for the three months ended March 31, 2026 and 2025, respectively.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Non-GAAP Net Income

	Three months ended March 31,
	2026	2025
Net income (loss)	$4,118	$(3,740)
Stock-based compensation	12,990	13,575
Amortization of acquired intangibles	7,604	4,287
Amortization of debt discount and issuance costs for convertible debt	243	298
Net gain on extinguishment of debt	(7,283)	(1,082)
Non-recurring items not indicative of ongoing operations and other (1)	(388)	539
Estimated tax effects of adjustments (2)	(4,766)	(2,747)
Non-GAAP net income	$12,518	$11,130
Interest expense on Convertible Notes (3)	210	250
Numerator used to compute Non-GAAP diluted net income per share	$12,728	$11,380

Net income (loss) per share
Basic	$0.13	$(0.13)
Diluted	$(0.08)	$(0.13)

Non-GAAP net income per Non-GAAP share
Basic	$0.40	$0.38
Diluted	$0.38	$0.36

Weighted average number of shares outstanding
Basic	31,681,879	28,982,432
Diluted	32,957,834	28,982,432

Non-GAAP basic shares	31,681,879	28,982,432
Convertible debt conversion	1,275,955	1,658,767
Stock options issued and outstanding	15,078	21,302
Nonvested RSUs outstanding	863,381	767,704
Non-GAAP diluted shares	33,836,293	31,430,205
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.6 million of foreign exchange charges primarily related to balance sheet revaluations during the three months ended March 31, 2026, (ii) $0.2 million and less than $0.1 million of losses on disposals of property, plant and equipment during the three months ended March 31, 2026 and 2025, respectively, and (iii) $0.5 million of nonrecurring litigation expense during the three months ended March 31, 2025.
(2) The estimated tax-effect of adjustments is determined by recalculating the tax provision on a Non-GAAP basis. The Non-GAAP effective income tax rate was 20.6% and 19.4% for the three months ended March 31, 2026 and 2025, respectively. We analyze the Non-GAAP valuation allowance position on a quarterly basis. As of March 31, 2026, we have no valuation allowance against our deferred tax assets for Non-GAAP purposes.
(3) Non-GAAP net income is increased for interest expense as part of the calculation for diluted Non-GAAP earnings per share.

BANDWIDTH INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except share and per share amounts)
(Unaudited)
Adjusted EBITDA

	Three months ended March 31,
	2026	2025
Net income (loss)	$4,118	$(3,740)
Income tax benefit	(1,526)	(70)
Interest expense, net	673	488
Depreciation	9,783	8,216
Amortization	7,604	4,287
Stock-based compensation	12,990	13,575
Net gain on extinguishment of debt	(7,283)	(1,082)
Non-recurring items not indicative of ongoing operations and other (1)	(388)	539
Adjusted EBITDA	$25,971	$22,213
________________________
(1) Non-recurring items not indicative of ongoing operations and other include (i) $0.6 million of foreign exchange charges primarily related to balance sheet revaluations during three months ended March 31, 2026, (ii) $0.2 million and less than $0.1 million of losses on disposals of property, plant and equipment during the three months ended March 31, 2026 and 2025, respectively, and (iii) $0.5 million of nonrecurring litigation expense during the three months ended March 31, 2025.

Free Cash Flow

	Three months ended March 31,
	2026	2025
Net cash provided by (used in) operating activities	$8,768	$(3,083)
Net cash used in investing in capital assets (1)	(9,350)	(10,212)
Free cash flow	$(582)	$(13,295)
________________________
(1) Represents the acquisition cost of property, plant and equipment and capitalized development costs for software for internal use.

Stock-Based Compensation Expense
Bandwidth recognized total stock-based compensation expense as follows:

	Three months ended March 31,
	2026	2025
Cost of revenue	$465	$525
Research and development	5,789	5,557
Sales and marketing	1,732	2,274
General and administrative	5,004	5,219
Total	$12,990	$13,575